Exhibit 10.13


                    UNUM CORPORATION NONQUALIFIED 401(K) PLAN

                            Effective January 1, 1997











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                                    PREAMBLE


         The purpose of the Plan is to provide employees with retirement benefits that would have been available under the Company's Retirement Savings Plan, but for the limitations on contributions and benefits under the Code. Participation in the Plan shall be limited to a select group of management or highly compensated employees within the meaning of ERISA. The Plan shall be effective January 1, 1997.


                                    ARTICLE I
                                   Definitions

         1.1 "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

         1.2 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.3 "Committee" shall mean the committee appointed by the Board in accordance with Section 11.1 of the Retirement Savings Plan.

         1.4 "Company" shall mean UNUM Corporation.

         1.5 "Compensation" shall mean a Participant's compensation as defined in Section 1.10 of the Retirement Savings Plan, except that Compensation shall be determined without regard to the limit on the amount of compensation that may be taken into account under Code Section 401(a)(17) and shall include amounts deferred under this Plan. Notwithstanding the foregoing to the contrary, the annual Compensation of any Participant in excess of $500,000 shall not be taken into account.

         1.6 "Deferred Compensation Account" shall mean a bookkeeping account established in accordance with Section 2.3.

         1.7 "Effective Date" shall mean January 1, 1997.

         1.8 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.


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         1.9 "Fair Market Value" shall mean, with respect to a Share, the closing price as reported on the New York Stock Exchange.

         1.10 "Participant" shall mean (a) an employee of the Company or one of its domestic subsidiaries listed on Schedule A, who is a director or above with an annual base salary of $100,000 or more, or (b) a field employee of the Company or such subsidiary who is a manager, assistant manager or regional vice president and who has an annual draw of $100,000 or more. The dollar limit in the preceding sentence shall be adjusted at the same time and in the same manner as the dollar limit under Code Section 415(d).

         1.11 "Plan" shall mean the UNUM Corporation Nonqualified 401(k) Plan as set forth herein and as hereafter amended from time to time.

         1.12 "Plan Year" shall mean the calendar year.

         1.13 "Retirement Savings Plan" shall mean the UNUM Employees Retirement Savings Plan.

         1.14 "Share" shall mean a share of common stock, par value ten cents ($0.10), of the Company.

         1.15 "Valuation Date" shall mean the last business day of each calendar month and such additional dates as the Committee may designate.


                                   ARTICLE II
                              Deferred Compensation

         2.1 Deferral Election. A Participant may elect to defer for any Plan Year under this Plan the amount of Compensation, if any, that would have been deferred as elective contributions in accordance with the Participant's initial deferral election for such Plan Year under the Retirement Savings Plan, but for the limit on compensation under Code Section 401(a)(17), the nondiscrimination requirements of Code Section 401(k), the limit on elective deferrals under Code
Section 402(g), and the limit on annual additions under Code Section 415.

         Once each Plan Year a Participant may elect to defer Compensation payable for services to be performed after the date of the deferral election. An election to defer shall be made by executing and delivering to the Committee a deferred compensation agreement, in the form prescribed by the Committee. An election to defer Compensation shall continue in effect until the last day of the Plan


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Year in which it becomes effective, the date the Participant terminates the election, or the date the Participant ceases to be a Participant, whichever occurs first.

         A deferral election may not be modified. A Participant may make a new deferral election on or before December 31 of any year to increase or decrease the amount of Compensation to be deferred during the following Plan Year. A Participant may terminate a deferral election at any time by delivering a written notice of termination to the Committee, on such form as the Committee may prescribe. Such notice shall specify the effective date, and deferrals shall cease as soon as practicable thereafter. Such notice shall not be effective with regard to amounts previously deferred. If a Participant ceases to be a member of a select group of management or highly compensated employees, within the meaning of ERISA, his or her deferral election shall terminate, provided that the loss of such status shall not cause amounts previously deferred to become payable.

         A deferral election may not be made with respect to this Plan for any Plan Year unless the Participant makes a deferral election for such year under the Retirement Savings Plan. Termination or modification of a Participant's deferral election under the Retirement Savings Plan for any Plan Year shall terminate the Participant's deferral election for such year under this Plan. Any such termination under this Plan shall not be effective with respect to amounts previously deferred.

         2.2 Matching Contribution. The Company shall make a matching contribution under this Plan on behalf of each Participant who defers Compensation hereunder with respect to any Plan Year for which a matching contribution is in effect under the Retirement Savings Plan. The amount of such contribution shall equal the matching contribution that would have been made pursuant to the formula for matching contributions then in effect under the Retirement Savings Plan (without regard to the nondiscrimination requirements of Code Section 401(m) and the limit on annual additions under Code Section 415) if the Compensation deferred hereunder had been an elective contribution to such plan.

         2.3 Account. The Company shall establish a Deferred Compensation Account for each Participant who defers Compensation under the Plan and shall adjust such account as of each Valuation Date as follows:

                  (a) credit the account with the number of Shares that could have been purchased with the amount, if any, deferred by the Participant and the matching contributions, if any, made by the Company since the last Valuation Date, at the Fair Market Value of a Share on the day (or days) the amounts deferred would have been used to purchase Shares under the Retirement Savings Plan had such amounts been deferred under that Plan;

                  (b) credit the account with the number of Shares that could have been purchased with any cash dividend paid since the last Valuation Date at the Fair Market Value of a Share


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         on the dividend payment date, based on the number of Shares credited to such account on the dividend record date; and

                  (c) debit the account by the amount, if any, paid in accordance with Article III since the last Valuation Date.

The Company shall appropriately adjust the number of Shares credited to the account to reflect any stock split or stock dividend.

         The Committee shall provide each Participant with an account statement at least quarterly.

         2.4 Investment of Account. Solely for purposes of valuing a Deferred Compensation Account, such account shall be deemed invested in Shares. No Participant shall become a shareholder of the Company or acquire any rights or privileges with respect to Shares by participating in this Plan. The Company shall be under no obligation to make any particular investment pursuant to the Plan.


         2.5 Death Benefits. In the event of a Participant's death, his or her Deferred Compensation Account shall be paid, in accordance with Article III, to the surviving spouse or designated beneficiary entitled to receive any death benefit payable with respect to the Participant under the Retirement Savings Plan. In the absence of such surviving spouse or designated beneficiary, the account shall be paid to the Participant's estate.



                                   ARTICLE III
                                  Distributions

         3.1 Form and Time. A Participant's Deferred Compensation Account shall be distributed in cash to the Participant in the form of a lump sum, annual installments over a period of five (5) or ten (10) years or in such other form as the Committee may permit. Payment shall be made or commence on the last business day of the calendar month following the month in which the Participant terminates employment, or January 31 of the calendar year following the calendar year in which the Participant terminates employment. Each Participant shall elect the form and time of payment in the first deferred compensation agreement he or she executes pursuant to Section 2.1, and such election shall apply to any subsequent deferred compensation agreement executed by the Participant. For purposes of this Plan, a termination of employment occurs on the date a Participant


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ceases to be employed by the Company or one of its subsidiaries and is no longer employed by any of them.

         Death benefits shall be paid in a cash lump sum as soon as practicable following a Participant's death and not later than the last business day of the calendar month following the month in which the Participant dies. Except as provided in Section 3.2, distribution shall be made under this Plan only on account of a Participant's retirement, death, disability, or other termination of service, and no loans to Participants shall be permitted.

         3.2 Acceleration By Committee. In the event a Participant suffers a severe financial hardship as a result of an unforeseeable emergency, the Committee may, in its discretion, accelerate payment of the Participant's Deferred Compensation Account to the extent necessary to eliminate such hardship. An "unforeseeable emergency" means a sudden and unexpected illness, accident, loss of property due to casualty, or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant.



                                   ARTICLE IV
                                 Administration

         4.1 Administrative Committee. The Committee shall have complete discretionary authority to control and manage the operation and administration of the Plan and to construe Plan provisions. Subject to the provisions of the Plan, the Committee from time to time may establish rules for the administration and interpretation of the Plan. The final determination of the Committee as to any disputed questions shall be conclusive. All actions, decisions and interpretations of the Committee in administering the Plan shall be made in a uniform and nondiscriminatory manner.

         4.2 Action By Committee. A majority of the Committee shall constitute a quorum, and an action of the majority present at any meeting shall be deemed the action of the Committee. Any member of the Committee may participate in a meeting of the Committee through conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other. Any action of the Committee may be taken without a meeting if all


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members of the Committee sign written consents setting forth the action taken or to be taken, at any time before or after the intended effective date of such action.

         4.3 Delegation. The Committee may authorize one or more of its members to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Committee to do. The Committee may employ counsel and other agents, may delegate ministerial duties to such agents or to employees of the Company and may procure such clerical, accounting, actuarial, consulting and other services as it may require in carrying out the provisions of the Plan.

         4.4 Benefit Payments. No benefit shall be paid under the Plan until an application is made to the Committee in writing. The Committee may require an applicant to furnish such information as it may reasonably request, and may delay the commencement of benefits, if necessary, until such information is made available. The Committee shall have the sole discretion to determine the form and time of benefit payments under the Plan.

         4.5 Claims Procedure. If an application for a benefit ("claim") is denied by the Committee, the Committee shall give written notice of such denial to the applicant, by certified or registered mail, within 60 days after the claim was filed with the Committee; provided, however, that such 60-day period may be extended to 120 days by the Committee if it determines that special circumstances exist which require an extension of the time required for processing the claim. Such denial shall set forth:

                  (a) the specific reason or reasons for the denial;

                  (b) the specific Plan provisions on which the denial is based;

                  (c) any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) an explanation of the Plan's claim review procedure.

Following receipt of such denial, the applicant or his or her duly authorized representative may:

                  (a) request a review of the denial by filing a written application for review with the Committee within 60 days after receipt by the applicant of such denial;

                  (b) review documents pertinent to the claim at such reasonable time and location as shall be mutually agreeable to the applicant and the Committee; and



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                  (c) submit issues and comments in writing to the Committee relating to its review of the claim.

         The Committee shall, after consideration of the application for review, render a decision and shall give written notice thereof to the applicant, by certified or registered mail, within 60 days after receipt by the Committee of the application for review; provided, however, that such 60-day period may be extended to 120 days by the Committee if it determines that special circumstances exist which require an extension of the time required for processing the application for review. Such notice shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

         4.6 Indemnification. The Company shall indemnify and hold harmless each member of the Committee against all expenses and liabilities arising out of his or her acts or omissions with respect to the Plan, provided such member would be entitled to indemnification pursuant to the bylaws of the Company.


                                    ARTICLE V
                                  Miscellaneous

         5.1 Amendment and Termination of Plan. The Board may at any time, in its sole discretion, terminate this Plan or amend the Plan in whole or in part. No such termination or amendment shall affect the right of any Participant or his or her spouse or designated beneficiary to receive a benefit under the terms of this Plan on the date immediately preceding such termination or amendment.

         5.2 Employee Status. Nothing contained herein shall confer upon any Participant the right to be retained in the service of the Company or any other right not expressly provided for herein, nor shall the existence of this Plan impair the right of the Company to discharge or otherwise deal with a Participant.

         5.3 Funding. This Plan is unfunded for purposes of the Code and Title I of ERISA and is not intended to meet the requirements of Code Section 401(a). The Plan constitutes the Company's mere promise to pay benefits in the future, and a Participant hereunder shall have no greater rights than a general, unsecured creditor of the Company.



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         5.4 Assignment. To the maximum extent permitted by law, no benefit under this Plan shall be assignable or subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, or encumbrance of any kind.

         5.5 Taxes. Any and all taxes that may be due and owing with respect to any payment under the Plan shall be the sole responsibility of the persons to whom and for whose benefit such payment is made, provided, however, that the Company shall withhold from any amount payable under the Plan all amounts that are required by law to be withheld.

         5.6 Plan Documents. Each Participant shall receive a copy of this Plan and the Committee shall make available for inspection by the Participant a copy of any rules and regulations adopted by the Committee in administering the Plan.

         5.7 Governing Law. This Plan is established under and shall be construed according to the laws of the State of Maine, except to the extent such laws may be preempted by ERISA.

         IN WITNESS WHEREOF, UNUM Corporation has caused this document to be
executed by its duly authorized officer on this    day of               , 1997.


                                       UNUM CORPORATION


                                       By:_____________________________________
                                          Its




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                                   SCHEDULE A

                    UNUM CORPORATION NONQUALIFIED 401(K) PLAN



         Employees of the following domestic subsidiaries shall be eligible to participate in the Plan in accordance with Section 1.10 effective as of the dates specified below:

        Subsidiary                                         Date

        First UNUM Life Insurance Company                  1/1/97
        UNUM Life Insurance Company of America             1/1/97
        Colonial Life & Accident Insurance Co.             1/1/97
        Duncanson & Holt Inc.                              1/1/97
        Duncanson & Holt Services Inc.                     1/1/97